EXHIBIT 10.6

August 17, 2005

Industrial Services Acquisition Corp.
2807 El Presidio
Carson, California 90810

Wedbush Morgan Securities Inc.
As representative of the several Underwriters
1000 Wilshire Blvd., 10th Floor
Los Angeles, CA 90017

Re: Initial Public Offering

Ladies and Gentlemen:

The undersigned stockholder and special advisor of Industrial Services Acquisition Corp. (“Company”), in consideration of Wedbush Morgan Securities Inc. (“Wedbush”) agreeing to underwrite an initial public offering (“IPO”) of the Company’s units (“Units”), each comprised of one share of the Company’s common stock, par value $.0001 per share (“Common Stock”), and one warrant exercisable for one share of Common Stock (“Warrant”) and embarking on the IPO process, hereby agrees as follows (certain capitalized terms used herein are defined in Schedule 1 hereto):

1.    As a special advisor to the Company, the undersigned agrees to assist the Company in identifying, seeking, and consummating a Business Combination, including providing strategic advice to the Company.

2.    If the Company solicits approval of its stockholders of a Business Combination, the undersigned shall (i) vote all Insider Shares owned by such person in accordance with the majority of the votes cast by the holders of the IPO Shares and (ii) vote any shares of Common Stock acquired in or following the IPO in favor of the Business Combination.

3.    In the event that the Company fails to consummate a Business Combination within 18 months from the Effective Date of the registration statement relating to the IPO (or 24 months under the circumstances described in the Prospectus), the undersigned will take all reasonable actions within his power to cause the Trust Fund to be liquidated and distributed to the holders of the IPO Shares. The undersigned hereby waives any and all right, title, interest or claim of any kind in or to any distribution of the Trust Fund as a result of such distribution with respect to such person’s Insider Shares (“Claim”) and hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Fund for any reason whatsoever. The undersigned hereby agrees that the Company shall be entitled to a reimbursement for any distribution of the Trust Fund received by the undersigned in respect of such person’s Insider Shares.

4.    In order to minimize potential conflicts of interest which may arise from multiple affiliations, the undersigned agrees to present to the Company for its consideration, prior to presentation to any other person or entity, any suitable opportunity to acquire an operating business, until the earlier of the consummation by the Company of a Business Combination, the liquidation of the Company or until such time as the undersigned ceases to be a special advisor of the Company, subject to any pre-existing fiduciary obligations the undersigned might have.

5.    Neither the undersigned, any members of the Immediate Family of the undersigned, nor any Affiliate of the undersigned will be entitled to receive, and will not accept, any compensation for services rendered to the Company prior to, or in connection with, the consummation of the Business Combination; provided that the undersigned shall be entitled to reimbursement from the Company for such person’s out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination.

6.    Neither the undersigned, any member of the Immediate Family of the undersigned, nor any Affiliate of the undersigned will be entitled to receive, or accept, a finder’s fee or any other compensation in the event the undersigned, any member of the Immediate Family of the undersigned or any Affiliate of the undersigned originates a Business Combination.

7.    The undersigned will escrow his Insider Shares for the period commencing on the Effective Date and ending on the one year anniversary of the Business Combination Date, subject to the terms of a Stock Escrow Agreement which the Company will enter into with the undersigned and an escrow agent acceptable to the Company.

8.    The undersigned agrees to be a special advisor to the Company, on a nonexclusive basis, until the earlier of the consummation by the Company of a Business Combination or the distribution of the Trust Fund. The undersigned’s biographical information furnished to the Company and Wedbush and annexed as Exhibit A hereto is true and accurate in all respects, does not omit any material information with respect to the undersigned’s background and contains all of the information required to be disclosed pursuant to Section 401 of Regulation S-K, promulgated under the Securities Act of 1933, as amended. The undersigned represents and warrants that:

(a)
the undersigned is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

(b)
the undersigned has never been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and such person is not currently a defendant in any such criminal proceeding; and

(c)
the undersigned has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

  9.    The undersigned has full right and power, without violating any agreement by which he is bound, to enter into this letter agreement and to serve as special advisor to the Company.

10.    The undersigned acknowledges and understands that Wedbush and the Company will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO.

11.    This letter agreement shall be binding on the undersigned and such person’s respective successors, heirs, personal representatives and assigns. This letter agreement shall terminate on the earlier of (i) the Business Combination Date and (ii) the Termination Date; provided, however, that any such termination shall not relieve the undersigned from any liability resulting from or arising out of any breach of any agreement or covenant hereunder occurring prior to the termination of this letter agreement.

12.    The undersigned authorizes any employer, financial institution or consumer credit reporting agency to release to Wedbush and its legal representatives or agents (including any investigative search firm retained by Wedbush) any information they may have about the undersigned’s background and finances (“Information”).  Neither Wedbush nor its agents shall be violating the undersigned’s right of privacy in any manner in requesting and obtaining the Information and the undersigned hereby releases them from liability for any damage whatsoever in that connection.

13.    This letter agreement shall be governed by and interpreted and construed in accordance with the laws of the State of California applicable to contracts formed and to be performed entirely within the State of California, without regard to the conflicts of law provisions thereof to the extent such principles and rules would require or permit the application of the laws of another jurisdiction. The undersigned hereby agrees that any action, proceeding or claim against the undersigned arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of California or the United States District Court for the Northern District of California, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The undersigned hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenience forum.

14.    No term or provision of this letter agreement may be amended, changed, waived, altered or modified except by written instrument executed and delivered by the party against whom such amendment, change, waiver, alteration or modification is to be enforced.

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                                                                                                         /s/ Jerald M. Weintraub

Jerald M. Weintraub
Special Advisor

Accepted and agreed:

WEDBUSH MORGAN SECURITIES INC.

By:  /s/ Mark Salter

Name: Mark Salter
Title:  Managing Director, Head of Investment Banking

Accepted and agreed:

INDUSTRIAL SERVICES ACQUISTION CORP.

By:  /s/ Mark McKinney

Name: Mark McKinney
Title: Chief Executive Officer

SCHEDULE 1

SUPPLEMENTAL COMMON DEFINITIONS

Unless the contact shall otherwise require, the following terms shall the following respective meanings for all purposes, and the following definitions are equally applicable to both the singular and the plural forms and the feminine, masculine and neuter forms of the terms defined.

“Business Combination” shall mean the acquisition by the Company, whether by merger, capital stock exchange, asset acquisition or other similar business combination, of one or more operating businesses, having, collectively, a fair market value equal to at least 80% of the Company’s net assets at the time of such merger, capital stock exchange, asset acquisition or other similar business combination.

“Business Combination Date” shall mean the date upon which a Business Combination is consummated.

“Effective Date” shall mean the date upon which the Registration Statement is declared effective under the Securities Act of 1933, as amended, by the SEC.

“Immediate Family” shall mean, with respect to any person, such person’s spouse, lineal descendents, father, mother, brothers or sisters (including any such relatives by adoption or marriage).

“Insiders” shall mean all of the officers, directors and stockholders of the Company immediately prior to the Company’s IPO.

“Insider Shares” shall mean all shares of Common Stock of the Company owned by an Insider immediately prior to the Company’s IPO. For the avoidance of doubt, Insider Shares shall not include any IPO Shares purchase by Insiders in connection with or subsequent to the Company’s IPO.

“IPO Shares” shall mean all shares of Common Stock issued by the Company in its IPO, regardless of whether such shares were issued to an Insider or otherwise.

“Prospectus” shall mean the final prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and included in the Registration Statement.

“Registration Statement” shall mean the registration statement filed by the Company on Form S-1 with the SEC, and any amendment or supplement thereto, in connection with the Company’s IPO.

“SEC” shall mean the United Stated Securities and Exchange Commission.

“Termination Date”shall mean the date that is sixty (60) calendar days immediately following the Transaction Failure Date.

“Transaction Failure” shall mean the earlier of (i) the failure to enter into a letter of intent, definitive agreement or agreement in principal with respect to a Business Combination on any day during the eighteen-month period immediately following the Effective Date, and (ii) the failure to consummate a Business Combination on any day during the twenty-four-month period immediately following the Effective Date.

“Transaction Failure Date” shall mean if a Transaction Failure first occurs as a result of the failure described in clause (i) of the definition of “Transaction Failure”, the 18-month anniversary of the Effective Date, and if a Transaction Failure first occurs as a result of the failure described in clause (ii) of the definition of “Transaction Failure”, the second anniversary of the Effective Date.

“Trust Fund” shall mean that certain trust account established with Continental Stock Transfer & Trust Company, as trustee, and in which the Company deposited the “funds to be held in trust,” as described in the Prospectus.

EXHIBIT A

BIOGRAPHY

Jerald M. Weintraub is the Company advisor. In addition, Mr. Weintraub founded Weintraub Capital Management LLC in 1992 and serves as the firm’s managing partner. Mr. Weintraub’s firm manages Prism Partners I, L.P. and Prism Partners III Leveraged, L.P., domestic investment partnerships. From 1988 to 1992, Mr. Weintraub was Vice President and Portfolio manager of Davis Skaggs Investment Management, a division of Shearson Asset Management. Prior to that Mr. Weintraub was Director of Research of the western-based research operation within Shearson Lehman Brothers, from 1986 to 1988. He became Vice President and shareholder of Davis Skaggs in 1983. Mr. Weintraub received an MBA from the Berkeley Graduate School of Business and a BA in business from University of California, Berkeley.